Exhibit 15.1

November 3, 2008

The Board of Directors and Stockholders, Sun Microsystems, Inc.

We are aware of the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-18602, 33-25860, 33-33344, 33-38220, 33-51129, 33-01459, 333-56577, 333-09867, 333-34543, 333-38163, 333-40675, 333-40677, 333-59503, 333-62987, 333-65531, 333-67183, 333-72413, 333-86267, 333-89391, 333-90907, 333-35796, 333-45540, 333-48080, 333-49788, 333-52314, 333-56358, 333-59466, 333-61120, 333-62034, 333-68140, 333-73218, 333-98097, 333-100189, 333-101332, 333-101323, 333-108639, 333-109303, 333-111968, 333-114550, 333-122586, 333-127063, 333-128324, 333-128325, 333-131507, 333-138593, 333-147268 and 333-150787; and Form S-3 Nos. 333-81101 and 333-142795) of Sun Microsystems, Inc. of our report dated November 3, 2008, relating to the unaudited condensed interim consolidated financial statements of Sun Microsystems, Inc. that is included in its Form 10-Q for the quarter ended September 28, 2008.

Very truly yours,

/s/ Ernst & Young LLP